Fifth Amendment to BPIA Agreement



This Fifth Amendment to BPIA Agreement (the
"Fifth Amendment") is entered into as of November 10, 2001, by and between Bedford Property Investors, Inc., a Maryland corporation (the "Company") and Bedford
Acquisitions, Inc. (formerly known as Westminster
Holdings, Inc.), a California corporation ("BPIA") with reference to the following facts.

                         RECITALS

   A.  Company and BPIA entered into that certain BPIA
Agreement dated as of January 1, 1995, as amended by the Amendment to BPIA Agreement dated as of January 1, 1997; the Second Amendment to BPIA Agreement dated January 1, 1999; the Third Amendment to BPIA
Agreement dated December 1, 2000; the Fourth Amendment to BPIA Agreement dated December 10, 2000 (collectively the "Agreement"), under the terms of which BPIA performs certain services for Company.

B. Company and BPIA desire to amend the Agreement to extend the term of the Agreement and clarify the timing of fee payments as set
       forth herein.
AMENDMENT

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Section 1 of the Agreement is deleted in its entirety and replace with the following:

"Term of Contract.  This Agreement will
expire on December 31, 2002. Unless either party has given notice to the other party of its intention to terminate the Agreement by October 31, 2002, the Agreement will continue through December 31, 2003.
The Company shall have the further right to terminate this Agreement upon sixty (60) days prior notice at any time, subject to the payment of BPIA's fees as contemplated in Section 3 of this Agreement."

2. The Financing Fee that is earned for securing financing and administering loans (including substitution or release of collateral) as provided for in Section
2 (c) of the Second Amendment, is due and payable in equal annual installments payable over the shorter of the term of the loan or (ii) three years. To the extent such Financing Fees are earned for renewal or extension of an existing loan, the first year's fee shall be deemed earned and due on the first business day following the maturity date of the loan that is renewed or extended.

3. This Fifth Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, and assigns.

4. Terms not otherwise defined in this Fifth
Amendment but which are defined in the Agreement shall have the meanings given to them in the Agreement.

   In Witness Whereof, the parties hereto have executed and delivered this Fifth Amendment as of the day and year first above written.

"Company"

Bedford Property Investors, Inc., a Maryland corporation


By:/s/James R. Moore
   *******************
       James R. Moore
       Executive Vice
       President

"BPIA"

Bedford Acquisitions, Inc., a California corporation


By: /s/Peter B. Bedford
    ********************
       Peter B. Bedford
       President


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BPIA/Fifth amend/03/26/02